EXHIBIT 10.1

THIRD AMENDMENT TO
SECOND AMENDED AND RESTATED
LOAN AND SECURITY AGREEMENT

         THIS THIRD AMENDMENT (this “Amendment”) to the Second Amended and Restated Loan and Security Agreement is entered into as of the 30th day of June, 2002, by and between PECO II, Inc. (the “Borrower”), and The Huntington National Bank (the “Bank”).

RECITALS:

         A.       As of October 22, 1999, the Borrower and the Bank executed a certain Second Amended and Restated Loan and Security Agreement that was amended by a certain First Amendment to Second Amended and Restated Loan and Security Agreement, dated as of April 28, 2000, and by a certain Second Amendment to Second Amended and Restated Loan and Security Agreement, dated as of December 29, 2000 (as so amended, the “Loan Agreement”), setting forth the terms of certain extensions of credit to the Borrower; and

         B.       As of October 22, 1999, the Borrower executed and delivered to the Bank, inter alia, an amended and restated revolving note in the original principal sum of Ten Million Dollars ($10,000,000.00) that was amended and restated by a certain Second Amended and Restated Revolving Note, dated April 28, 2000, in the original principal amount of up to Twenty Million Dollars ($20,000,000) and was further amended and restated by a certain Third Amended and Restated Revolving Note, dated As of April 30, 2002, in the original principal amount of up to Twenty Million Dollars ($20,000,000) (hereinafter the “Revolving Note” or the “Note”); and

         C.       In connection with the obligations evidenced by Loan Agreement and the Note, and at various times (prior to, as of the date of, and after the date of, the execution of the Loan Agreement), the Borrower executed and delivered to the Bank certain other loan documents, promissory notes, consents, assignments, agreements and instruments in connection with the indebtedness referred to in the Loan Agreement (all of the foregoing, together with the Note and the Loan Agreement, are hereinafter collectively referred to as the “Loan Documents”); and

         D.       The Borrower has requested that the Bank amend and modify certain terms and covenants in the Loan Agreement, and the Bank is willing to do so upon the terms and conditions contained herein.

         NOW, THEREFORE, in consideration of the mutual covenants, agreements and promises contained herein, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto for themselves and their successors and assigns do hereby agree, represent and warrant as follows:

         1.       Definitions. All capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

         2.       Section 1, “The Loan,” of the Loan Agreement is hereby amended to recite in its entirety as follows:

1. The Loans

The Bank, subject to the terms and conditions hereof, will extend credit to the Borrower up to the aggregate principal sum of $10,000,000 (the “Loans”).

         3.       Section 1.1, “The Revolving Loan” of the Loan Agreement is hereby amended to recite in its entirety as follows:

1.1. The Revolving Loan.

The Bank will extend a revolving credit facility to the Borrower under which the Bank shall make, subject to the terms and conditions hereof, loans and advances on a revolving basis up to the principal sum of $10,000,000 (the “Revolving Loan”).

         4.       Section 3.3, “Prepayment Fee,” of the Loan Agreement is hereby amended to recite in its entirety as follows:

3.3 Prepayment Fee.

The Borrower shall have the option at all times to permanently cancel or prepay the Revolving Loan, in whole or in part, by providing to the Bank 60 days prior written notice of the effective date and amount of such cancellation or prepayment, subject to the terms and conditions of this paragraph. On the effective date of any such cancellation and/or prepayment of any portion of the Loans prior to June 30, 2004, the Borrower shall pay to the Bank a cancellation/prepayment fee equal to one percent (1%) of the maximum principal balance of the Revolving Loan to be cancelled or prepaid.

         5.       Section 3.4, “Terms of Repayment,” of the Loan Agreement is hereby amended to recite in its entirety as follows:

3.4 Terms of Repayment.

The Loans shall be evidenced by a commercial promissory note or by one or more commercial promissory notes subsequently executed in substitution therefor, each in substantially the form set forth in Exhibits A-1 attached to the Third Amendment to Amended and Restated Loan and Security Agreement dated as of June 30, 2002. Repayment of the Loans shall be made in accordance with the terms of the commercial promissory notes then outstanding pursuant to this Agreement.

         6.       Section 4.7, “Books and Records,” of the Loan Agreement is hereby deleted in its entirety and a new Section 4.1, “Grant of Security Interest,” Section 4.2, “Representations and Covenants Regarding the Collateral,” Section 4.3, “Lockbox and Collection of Accounts,” Section 4.4, “Cash Collection Account,” Section 4.6, “Collateral Insurance,” Section 4.7, “Books and Records,” Section 4.8, “Collateral Administration,” Section 4.9, “Preservation and Disposition of Collateral,” Section 4.10, “No Duty,” Section 4.11, “Financing Statements,” Section 4.12, “Bank’s Appointment as Attorney-In-Fact,” Section 4.13, “Remedies of Default,” and Section 4.14, “Grant of Security Interests by Subsidiaries,” are hereby added to the Loan Agreement and shall recite in their entirety as follows:

4. Security Agreement

4.1 Grant of Security Interest.

To secure the prompt payment and performance to the Bank of the Obligations, the Borrower hereby grants, pledges, conveys and assigns to the Bank continuing security interests in and lien upon the following property and interests in property, whether the Borrower’s interest therein be as owner, co-owner, lessee, consignee, secured party or otherwise, and whether the same be now owned or existing or hereafter arising or acquired, and wherever located, together with all substitutions, replacements, additions and accessions therefor or thereto, all documents, negotiable documents, documents of title, warehouse receipts, storage receipts, dock receipts, dock warrants, express bills, freight bills, airbills, bills of lading, and other documents relating thereto, all products thereof and all cash and non-cash proceeds thereof including, but not limited to, notes, drafts, checks, instruments, insurance proceeds, indemnity proceeds, warranty and guaranty proceeds (herein the “Proceeds”): (a) all inventory including, but not limited to, all goods, merchandise and other personal property furnished under any contract of service or intended for sale or lease, all parts, supplies, raw materials, work in process, finished goods, goods in transit, materials used or consumed, and repossessed and returned goods (herein the “Inventory”); and (b) all accounts, accounts receivable, contract rights, chattel paper, electronic chattel paper, general intangibles, payment intangibles, income or other tax refunds, letter of credit rights and proceeds of letters of credit, preference recoveries and all claims in respect of any transfers of any kind, all transfers by States and governmental units of States, proceeds of insurance, eminent domain and condemnation awards, choses in actions, instruments, negotiable documents, notes, promissory notes, supporting obligations and other forms of obligations and property securing rights to payment, drafts, acceptances and other forms of obligations, all books, records, ledger cards, computer programs, and other documents or property, including without limitation such items which are evidencing or relating to the accounts and inventory and including, but not limited to, any of the foregoing arising from or in connection with the sale, lease or other disposition of Inventory (herein the “Accounts”) (all of the Accounts, the Inventory and the Proceeds herein are collectively termed the “Collateral”).

Notwithstanding any other provision of this Agreement, (i) the security interest hereby granted shall not attach, and shall not become enforceable, until the date (on or after July 31, 2002) as of which the Borrower’s Tangible Net Worth shall first fall below $90,000,000.00 (such event hereafter being referred to as the “Springing Event”), at which time such security interest shall attach and become enforceable without further notice or action required on the part of any party, and (ii) except for the provisions of Section 4.7, which are presently effective, the rights and remedies of the Bank and the affirmative and negative obligations of Borrower under Sections 4.1 through and including 4.13 herein shall not arise and become enforceable until the occurrence of the Springing Event, at which time such obligations shall arise and become enforceable without further notice or action required on the part of any party.

The security interests hereby granted are to secure the prompt and full payment and complete performance of all Obligations to the Bank. “Obligations” means all loans, advances, indebtedness, debts, obligations, covenants, and duties owing, arising, due or payable from the Borrower to the Bank of any kind or nature, present or future, whether or not evidenced by any promissory note, note, draft, letter of credit, guaranty , instrument or document , whether arising under this Agreement or any of the other loan documents or otherwise and whether direct or indirect (including any acquired by assignment), absolute or contingent, primary or secondary, liquidated or unliquidated, due or to become due, now existing and arising hereafter and however acquired or incurred, (including principal, interest, late charges, collection costs, attorneys’ fees and other amounts chargeable to the Borrower under this Agreement or under any other loan document), and any and all supplements, renewals of or substitutes therefor. The absence of any reference to this Agreement in any documents, instruments or agreements evidencing or relating to any Obligation secured hereby shall not limit or be construed to limit the scope or applicability of this Agreement.

4.2 Representations and Covenants Regarding the Collateral.

The Borrower represents and warrants that except for the security interests granted hereby, any liens set forth in Exhibit B, and liens permitted by this Agreement, the Borrower is, or as to Collateral arising or to be acquired after the date hereof, shall be, the sole and exclusive owner, lessee, or licensee, as the case may be, of the Collateral, and the Collateral is and shall remain free from any and all liens, security interests, encumbrances, claims and interests, and no security agreement, financing statement, equivalent security or lien instrument or continuation statement covering any of the Collateral is on file or of record in any public office. The Borrower shall not create, permit or suffer to exist, shall take such action as is necessary to remove, any claim to or interest in or lien or encumbrance upon the Collateral except the security interest granted hereby and any liens or encumbrances set forth in Exhibit B, and shall defend the right, title and interest of the Bank in and to the Collateral against all claims and demands of all persons and entities at any time claiming the same or any interest therein. The Borrower shall (a) maintain its principal place of business and chief executive office at the address set forth in paragraph 10.1 of this Agreement, and the records concerning the Collateral shall be kept at that address unless the Bank shall give its prior written consent otherwise; (b) keep the Collateral at the locations set forth in Exhibit C attached hereto and maintain no other place of business or place where Collateral is located, except as shown in Exhibit C attached hereto; and (c) deliver to the Bank at least thirty (30) days prior to the occurrence of any of the following events, written notice of such impending events: (i) a change in the principal place of business or chief executive office; (ii) the opening or closing of any place of business; or (iii) a change in name, identity or corporate structure.

4.3 Lockbox and Collection of Accounts.

The Borrower shall cause all of its accounts to be collected through a lockbox arrangement with the Bank and shall execute a lockbox agreement in form and substance satisfactory to the Bank. The Borrower shall notify all existing account debtors to remit payments to the address specified in such lockbox agreement, and all invoices rendered after the date hereof shall bear such address. The Bank at any time after the occurrence of a Pending Default may notify account debtors on any Collateral that the Collateral has been assigned to the Bank and shall be paid to the Bank through the lockbox or otherwise. Upon request of the Bank at any time after the occurrence of a Pending Default, the Borrower agrees to notify such account debtors and indicate on all billings that the accounts are payable to the Bank.

4.4 Cash Collection Account.

Upon the occurrence and during the continuance of a Pending Default, the collections through the lockbox arrangement shall be deposited into a cash collection account maintained with the Bank (the “Cash Collection Account”), over which the Bank alone shall have the power of withdrawal. Upon the occurrence and during the continuance of a Pending Default, if the Borrower makes collections on any of the Collateral, it shall hold in trust for the Bank the proceeds received from collections, and turn over all checks, drafts, cash and other remittances and proceeds to the Bank each business day in the exact form in which they are received, together with a collection report in form acceptable to the

Bank. Said proceeds shall be deposited in the Cash Collection Account. The Bank in its discretion may apply the whole or any part of the collected funds on deposit in the Cash Collection Account against the principal or interest of the Loans or any other indebtedness or Obligations, and any portion of said funds on deposit in the Cash Collection Account which the Bank elects not to apply to the Obligations may be paid over and deposited by Bank to the Borrower’s commercial account.

4.5 Application of Proceeds from Collection of Accounts; Setoff; Government Accounts; Perfection; Lien Notation.

All amounts received by the Bank representing payment of Accounts or proceeds from the sale of Inventory or of the Collateral may be applied by the Bank to the payment of the Obligations in such order of preference as the Bank may determine. The Borrower also authorizes the Bank at any time, without notice, to appropriate and apply any balances, credits, deposits, accounts or money of the Borrower in the Bank’s possession, custody or control to the payment of any of the Obligations whether or not the Obligations are due or matured. If any of the Accounts arise out of contracts with or orders from the United States or any department, agency or instrumentality thereof, the Borrower shall immediately (i) notify the Bank thereof in writing and (ii) execute any instrument and take any steps which the Bank deems necessary pursuant to the Federal Assignment of Claims Act of 1940, as amended (41 U.S.C. Section 15) in order that all money due and to become due under such contract or order shall be assigned to the Bank. The Borrower agrees to execute, deliver, file and record all such notices, affidavits, assignments, financing statements and other instruments as shall in the judgment of the Bank be necessary or desirable to evidence, validate and perfect the security interest of the Bank in the Accounts. If certificates of title are issued or outstanding with respect to any Inventory, the Borrower will cause the interest of the Bank to be properly noted thereon at the Borrower’s expense.

4.6 Collateral Insurance.

The Borrower shall have and maintain insurance at all times with respect to all Inventory insuring against risks of fire (including so-called extended coverage), explosion, theft, sprinkler leakage and such other casualties as the Bank may designate, containing such terms, in such form, for such amounts, for such periods and written by such companies as may be satisfactory to the Bank, and each such policy shall contain a clause or endorsement satisfactory to the Bank that names the Bank as additional insured and lender loss payee, as its interests may appear, that provides that no act, default or breach of warranty or condition of the insured or any other person shall affect the right of the Bank to recover under such policy or policies of insurance or to pay any premium in whole or in part relating thereto, and that provides for thirty (30) days’ written minimum notice of cancellation or alteration to the Bank. The Borrower shall deliver to the Bank certified copies of all policies of insurance and evidence of the payment of all premiums therefor. The Borrower hereby irrevocably appoints the Bank (and any of the Bank’s officers, employees or agents designated by the Bank) as attorney-in-fact in obtaining and canceling such insurance and in making, settling and adjusting all claims under such policies of insurance, endorsing any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect to such policies of insurance; provided, however, that the Bank shall not exercise the power of attorney granted by this section until and unless (a) an Event of Default shall have occurred or (b) an event of loss shall have occurred and the Bank in good faith deems that the Borrower is not diligently pursuing its claims. In the event of failure to provide insurance as herein provided, the Bank may, at its option, provide such insurance, and the Borrower shall pay to the Bank, upon demand, the cost thereof. Should said sum not be paid to the Bank upon demand, interest shall accrue thereon from the date of demand until paid in full at the highest rate set forth in any document or instrument evidencing any of the Obligations.

4.7 Books and Records.

The Borrower shall (a) at all times keep accurate and complete records of its personal property in accordance with GAAP, including without limitation, a perpetual inventory and complete and accurate stock records, and at all reasonable times and from time to time, shall allow the Bank, by or through any of its officers, agents, attorneys or accountants, to examine, inspect and make extracts from such books and records and to arrange for verification of the Borrower’s accounts directly with account debtors or by other methods and to examine and inspect the personal property of the Borrower wherever located, and (b) upon request of the Bank, provide the Bank with copies of agreements with, purchase orders from, and invoices to, the account debtors, and copies of all shipping documents, delivery receipts, and such other documentation and information relating to the Borrower’s accounts as the Bank may require.

4.8 Collateral Administration.

The Borrower (a) shall promptly perform, on request of the Bank, such acts as the Bank may determine to be necessary or advisable to create, perfect, maintain, preserve, protect and continue the perfection of any lien and security interest provided for in this Agreement or otherwise to carry out the intent of this Agreement, including, without limitation, (i) obtaining waivers or other similar documents reasonably necessary to permit the enforcement of the remedies of the Bank hereunder, (ii) delivering to the Bank warehouse receipts covering any portion of the Inventory located in warehouses and for which warehouse receipts are issued, (iii) transferring Inventory to warehouses designated by the Bank or leasing warehouses containing the Inventory to the Bank or its designee, (iv) delivering to the Bank copies, and originals upon the Bank’s request, of all letters of credit on which the Borrower is named beneficiary, and (v) if any Inventory is at any time in the possession or control of a warehouseman, bailee or any agent, notifying such person of the Bank’s lien and security interest in the Collateral and, upon the Bank’s request, instructing such persons to hold all Collateral for the Bank’s account subject to the Bank’s instruction; (b) shall not (i) extend, amend or otherwise modify the terms of any Account, (ii) amend, modify or waive any term or condition of any contractual obligation related thereto or (iii) redate any invoice or sale or make sales on extended dating beyond that customary in the Borrower’s industry; provided, however, that the Borrower may extend, amend or otherwise modify the terms of any Account in the ordinary course of business; and (c) if there are any disputes with any of the Accounts, shall notify the Bank promptly and resolve or settle such dispute at no expense or detriment to the Bank.

4.9 Preservation and Disposition of Collateral.

The Borrower shall (a) obtain, prior to the placement of any Collateral in or upon any leased or mortgaged real property, a waiver from the lessor and/or the mortgagee, as the case may be, with respect to the rights (whether present or future) of the lessor or mortgagee with respect to that Collateral; (b) advise the Bank promptly, in writing and in reasonable detail, (i) of any material encumbrance or claim asserted against any of the Collateral; (ii) of any material change in the composition of the Collateral; and (iii) of the occurrence of any other event that would have a material adverse effect upon the aggregate value of the Collateral or upon the security interest of the Bank; (c) not sell or otherwise dispose of the Collateral, except for the Inventory as otherwise permitted by this Agreement; (d) keep the Collateral in good condition and shall not misuse, abuse, secrete, waste or destroy any of the same; and (e) not use the Collateral in violation of any statute, ordinance, regulation, rule, decree or order. At its option, the Bank may discharge taxes, liens, security interests or other encumbrances at any time levied or placed on the Collateral and may pay for the maintenance and preservation of the Collateral. The Borrower agrees to reimburse the Bank upon demand for any payment made or any expense incurred (including reasonable attorneys’ fees) by the Bank pursuant to the foregoing authorization. Should said sum not be paid to the Bank upon demand, interest shall accrue thereon, from the date of demand until paid in full, at the highest rate set forth in any document or instrument evidencing any of the Obligations.

4.10 No Duty.

The Bank shall have no duty as to the collection or protection of Collateral or any income therefrom, nor as to the preservation of rights against prior parties, nor as to the preservation of any right pertaining thereto, beyond the safe custody of any Collateral in the possession of the Bank.

4.11 Financing Statements.

The Borrower hereby authorizes the Bank to file financing statements describing the Collateral, and any necessary future amendments thereto, in any and all public offices in which the Bank deems such filing to be necessary or desirable. In addition, at the request of the Bank, the Borrower shall join with the Bank in executing, delivering and filing one or more financing statements and any necessary future amendments thereto in a form satisfactory to the Bank and shall pay the cost of filing the same in all public offices wherever filing is deemed by the Bank to be necessary or desirable. The Borrower also agrees to cooperate with the Bank in obtaining control with respect to Collateral consisting of letter of credit rights, electronic chattel paper and any other Collateral with respect to which perfection of a security interest therein may be obtained by control.

4.12 Bank’s Appointment as Attorney-in-Fact.

The Borrower hereby irrevocably constitutes and appoints the Bank and any officer or agent thereof, with full power of substitution, as the Borrower’s true and lawful attorney-in-fact with full irrevocable power and authority in its place and stead and in its name or in the Bank’s own name, from time to time in the Bank’s discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby grants to the Bank the power and right, on behalf of the Borrower, without notice to or assent: (a) to execute, file and record all such financing statements, certificates of title and other certificates of registration and operation and similar documents and instruments as the Bank may deem necessary or desirable to protect, perfect and validate the Bank’s security interest in the Collateral; (b) to receive, collect, take, indorse, sign, and deliver in the Borrower’s or the Bank’s name, any and all checks, notes, drafts, or other documents or instruments relating to the Collateral; and (c) upon the occurrence of an Event of Default, (i) to notify postal authorities to change the address for delivery of the Borrower’s mail to an address designated by the Bank, (ii) to open such mail delivered to the designated address, (iii) to sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with accounts and other documents relating to the Collateral; (iv) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral; (v) to defend any suit, action or proceeding brought with respect to any Collateral; (vi) to negotiate, settle, compromise or adjust any account, suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as the Bank may deem appropriate; and (vii) generally, to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Bank were the absolute owner thereof for all purposes, and to do, at the Bank’s option, at any time or from time to time, all acts and things which the Bank deems necessary to protect, preserve or realize upon the Collateral and the Bank’s security interest therein, in order to effect the intent of this Agreement.

The Borrower hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable. The powers conferred upon the Bank hereunder are solely to protect its interests in the Collateral and shall not impose any duty upon the Bank to exercise any such powers. The Bank shall be accountable only for amounts that the Bank actually receives as a result of the exercise of such powers and neither the Bank nor any of its officers, directors, employees or agents shall be responsible to the Borrower for any act or failure to act, except for the Bank’s own gross negligence or willful misconduct, as determined by a final non-appealable judgment by a court of competent jurisdiction.

4.13 Remedies on Default.

Upon the occurrence of an Event of Default, the Bank shall have the rights and remedies of a secured party under this Agreement, under any other instrument or agreement securing, evidencing or relating to the Obligations and under the laws of the State of Ohio or any other applicable state law. Without limiting the generality of the foregoing, the Bank shall have the right to take possession of the Collateral and all books and records relating to the Collateral and for that purpose the Bank may enter upon any premises on which the Collateral or books and records relating to the Collateral or any part thereof may be situated and remove the same therefrom. Except for the notices specified below of time and place of public sale or disposition or time after which a private sale or disposition is to occur, the Borrower expressly agrees that the Bank, without demand of performance or other demand, advertisement or notice of any kind to or upon the Borrower or any other person or entity (all and each of which demands, advertisements and/or notices are hereby expressly waived), may forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase or sell or otherwise dispose of and deliver the Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any of the Bank’s offices or elsewhere at such prices as the Bank may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Bank shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption. The Borrower further agrees, (a) at the Bank’s request, to assemble the Collateral and to make it available to the Bank at such places as the Bank may reasonably select and (b) to allow the Bank to use or occupy the Borrower’s premises, without charge, for the purpose of effecting the Bank’s remedies in respect of the Collateral. The Bank shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any or all of the Collateral or in any way relating to the rights of the Bank hereunder, including reasonable attorneys’ fees and legal expenses, to the payment in whole or in part of the Obligations, in such order as the Bank may elect, and only after so paying over such net proceeds and after the payment by the Bank of any other amount required by any provision of law, need the Bank account for the surplus, if any. To the extent permitted by applicable law, the Borrower waives all claims, damages and demands against the Bank arising out of the repossession, retention, sale or disposition of the Collateral and agrees that the Bank need not give more than 10 days’ notice pursuant to the terms of this Agreement of the time and place of any public sale or of the time after which a private sale may take place and that such notice is reasonable notification of such matters. The Borrower shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all amounts to which the Bank is entitled and shall also be liable for the costs of collecting any of the Obligations or otherwise enforcing the terms thereof or of this Agreement, including reasonable attorneys’ fees.

4.14 Grant of Security Interests by Subsidiaries.

The Borrower shall cause PECO II Global Services, Inc. to grant to the Bank security interests in its accounts receivable and inventory upon terms substantially similar to those set forth in Sections 4.1 through 4.13 above.

         7.       Section 7.1, “Payment of Taxes and Claims,” of the Loan Agreement is hereby amended to recite in its entirety as follows:

7.1 Payment of Taxes and Claims.

The Borrower shall, and shall cause each of its Subsidiaries to, pay (a) all taxes, estimated payments, assessments and governmental charges or levies imposed upon it or its property or assets or in respect of any of its franchises, businesses, income or property before any penalty or interest accrues thereon; and (b) all claims of materialmen, mechanics, carriers, warehousemen, landlords, bailees and other like persons, (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or may become a lien or encumbrance upon any of its property or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided, however, that no such taxes, assessments and governmental charges referred to in clause (a) above or claims referred to in clause (b) above are required to be paid if being contested in good faith by the Borrower or one of its Subsidiaries, by appropriate proceedings diligently instituted and conducted, without danger of any material risk to the Collateral or the Bank’s interest therein, without any of the same becoming a lien upon the Collateral, and if such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP, shall have been made therefor.

         8.       Section 7.2, “Maintenance of Properties and Corporate Existence,” of the Loan Agreement is hereby amended to recite in its entirety as follows:

7.2 Maintenance of Properties and Corporate Existence.

The Borrower shall, and shall cause each of its Subsidiaries to (a) maintain its property in good condition and make all renewals, replacements, additions, betterments and improvements thereto which it deems necessary; (b) maintain, with financially sound and reputable insurers, insurance with respect to its properties and business against such casualties and contingencies, of such types (including but not limited to fire and casualty, public liability, products liability, larceny, embezzlement or other criminal misappropriation insurance) and in such amounts as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated, with each such policy of insurance containing a clause or endorsement satisfactory to the Bank that names the Bank as additional insured and lender loss payee, as its interest may appear, and that provides that no act, default or breach of warranty or condition of the Borrower, any of its Subsidiaries, or any other person shall affect the right of the Bank to recover under such policy or policies of insurance or to pay any premium in whole or in part relating thereto, in such amounts as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated; (c) reflect in its financial statements adequate accruals and appropriations to reserves and keep and maintain proper books of record and account in which entries in conformity with GAAP shall be made of all dealings and transactions in relation to its businesses and activities, including, without limitation, transactions and other dealings with respect to the Collateral;(d) do or cause to be done all things necessary (i) to preserve and keep in full force and effect its existence, rights and franchises, and (ii) to maintain its status as a corporation duly organized and existing and in good standing under the laws of the state of its incorporation; (e) conduct continuously and operate actively its business and take all actions necessary to enforce and protect the validity of any intellectual property; and (f) not be in violation of any laws, ordinances, or governmental rules and regulations or fail to obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership of its properties or to the conduct of its business, which violation or failure to obtain might have a Material Adverse Effect.

         9.       Section 7.3, “Restriction on Fundamental Changes; Conduct of Business,” of the Loan Agreement is hereby amended to recite in its entirety as follows:

7.3 Restriction on Fundamental Changes; Conduct of Business.

Neither the Borrower nor any of its Subsidiaries shall (a) enter into any merger or consolidation, or liquidate, wind up or dissolve (or suffer any liquidation or dissolution), or convey, lease, sell, transfer or otherwise dispose of, in one transaction or a series of transactions, all or substantially all of the business or property of Borrower or any of its Subsidiaries, whether now or hereafter acquired, (b) except with respect to Subsidiaries of the Borrower permitted by the Bank, enter into limited liability companies, partnerships or joint ventures with any other entity, (c) acquire all or substantially all of the assets or business of any other company, person or entity, (d) create or acquire or permit to exist any Subsidiaries, except for Apex Telecommunications Manufacturing, Inc., a New Hampshire corporation and wholly-owned subsidiary of the Borrower, PECO II Texas, L.P., a Delaware limited partnership, PECO Telecommunications LLC, a Delaware limited liability company, PECO Powering LLC, a Delaware limited liability company, PECO II Global Services, Inc., a Delaware corporation and wholly-owned subsidiary of the Borrower, and Telecom Global Services de Mexico; (e) conduct business under any other tradenames other than without the prior written consent of the Bank, or (f) engage in any business other than the businesses engaged in by the Borrower on the date hereof and any business or activities which are substantially similar or related thereto. A “Subsidiary” of the Borrower or any other person means (i) any corporation more than fifty percent (50%) of the outstanding security having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such person or by one or more of its subsidiaries or by such person and one or more of its subsidiaries, or (ii) any partnership, association, joint venture or similar business organization more than fifty percent (50%) of the ownership interest have ordinary voting power of which shall at the time be so owned or controlled.

         10.      Section 7.4, “Sale of Assets,” of the Loan Agreement is hereby amended to recite in its entirety as follows:

7.4 Sale of Assets.

The Borrower shall not, and shall not permit any of its Subsidiaries to, sell, assign, lease, convey or otherwise dispose of any property, whether now owned or hereafter acquired, or any income of profits therefrom, or enter into any agreement to do so, except: (a) the sale or transfer of Inventory in the ordinary course of business; (b) the disposition of obsolete equipment in the ordinary course of business not to exceed $500,000.00 in any twelve month period, provided, however, that the Borrower shall provide the Bank prior written notice of such sale or disposition, containing a specific description of the equipment to be sold and the sale price of the same, or (c) the disposition of equipment outside the ordinary course of business with the prior written consent of and upon satisfaction of such conditions deemed necessary or desirable by the Bank. Notwithstanding the foregoing, the Borrower shall not, and shall not permit any of its Subsidiaries to, sell, assign, or encumber, except to the Bank, any of its Accounts or notes receivable and further shall not permit any of its Inventory (or Inventory of any of its Subsidiaries) to be sold or transferred on consignment or acquire or possess any of its Inventory, or permit any of its Subsidiaries to acquire any of its inventory, on consignment.

         11.      Section 7.5, “Negative Pledge,” of the Loan Agreement is hereby amended to recite in its entirety as follows:

7.5 Negative Pledge.

The Borrower will not, and will not allow any of its Subsidiaries to, cause or permit or permit to exist or agree or consent to cause or permit in the future (upon the happening of a contingency or otherwise), any of its real or personal property, or any of the real or personal property of any of its Subsidiaries, whether now owned or hereafter acquired, to become subject to a lien or encumbrance, except: (i) liens in connection with deposits required by workers’ compensation, unemployment insurance, social security and other like laws; (ii) taxes, assessments, reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other similar title exceptions or encumbrances affecting real property, provided they do not in the aggregate materially detract from the value of said property or materially interfere with its use in the ordinary conduct of business; (iii) inchoate liens arising under ERISA to secure the contingent liability of the Borrower; (iv) liens as set forth in Exhibit B attached to this Agreement; (v) purchase money liens (including the interest of a lessor under a capitalized lease) securing Permitted Purchase Money Indebtedness, provided that such liens shall apply only to the property of the Borrower or Subsidiary, as the case may be, purchased under such capitalized lease; and (vi) liens in favor of the Bank. In addition, the Borrower will not, and will not permit any Subsidiary to, grant or agree to provide in the future (upon the happening of a contingency or otherwise), a “negative pledge” or other covenant or agreement similar to this Section 7.5 in favor of any other lender, creditor or third party.

         12.      Section 7.6, “Indebtedness,” of the Loan Agreement is hereby amended to recite in its entirety as follows:

7.6 Indebtedness.

The Borrower, on a consolidated basis, will not directly or indirectly create, incur, assume or otherwise become or remain liable with respect to any Indebtedness, except (a) the Loans; (b) secured or unsecured purchase money Indebtedness (including capitalized leases) incurred by the Borrower to finance the acquisition of fixed assets, if (i) such Indebtedness has a scheduled maturity and is not due on demand, (ii) such Indebtedness in the aggregate does not exceed the sum of $1,000,000.00 outstanding at any time, (iii) such Indebtedness does not exceed the purchase price of the items being purchased, and (iv) such Indebtedness is not secured by any property or assets other than the item or items being purchased (“Permitted Purchase Money Indebtedness”); (c) other Indebtedness owing to the Bank; and (d) Indebtedness incurred in connection with industrial development revenue bond financing involving the Borrower or any its Subsidiaries in which the Bank has issued a letter of credit. “Indebtedness,” as applied to the Borrower or any other entity shall mean, at any time, (a) all indebtedness, obligations or other liabilities (other than accounts payable arising in the ordinary course of the Borrower’s business payable on terms customary in the trade) which in accordance with GAAP should be classified upon the Borrower’s balance sheet as liabilities, including, without limitation (i) for borrowed money or evidenced by debt securities, debentures, acceptances, notes or other similar instruments, and any accrued interest, fees and charges relating thereto, (ii) under profit payment agreements or in respect of obligations to redeem, repurchase or exchange any securities or to pay dividends in respect of any stock, (iii) with respect to letters of credit issued, (iv) to pay the deferred purchase price of property or services, except accounts payable and accrued expenses arising in the ordinary course of business, or (v) in respect of capital leases; (b) all indebtedness, obligations or other liabilities secured by a lien on any property, whether or not such indebtedness, obligations or liabilities are assumed by the owner of the same; and (c) all indebtedness, obligations or other liabilities in respect of interest rate contracts and currency agreements, net of liabilities owed by the counterparties thereon.

         13.      Section 7.7, “Contingent Obligations,” of the Loan Agreement is hereby amended to recite in its entirety as follows:

7.7 Contingent Obligations.

The Borrower shall not, and shall not permit any its Subsidiaries to, directly or indirectly create or become liable with respect to any Contingent Obligation, except (a) recourse obligations resulting from the indorsement of negotiable instruments for collection in the ordinary course of business, (b) those permitted existing Contingent Obligations set forth on Schedule 7.7 attached hereto not to exceed the amounts set forth in such Schedule, and any extensions or renewals thereof, (c) the guaranty of certain obligations of the Borrower’s wholly-owned subsidiary, Apex Telecommunications Manufacturing, Inc. (“Apex”) to the Bank, which guaranty is evidenced by a certain Guaranty Agreement dated as of September 1, 1999, as the same may be modified, amended or restated from time to time, (d) Contingent Obligations in favor of the Bank; (e) Contingent Obligations incurred in connection with industrial development revenue bond financing involving the Borrower or any of its Subsidiaries in which the Bank has issued a letter of credit; (f) obligations, warranties and indemnities not relating to Indebtedness, which have been or are undertaken or made in the ordinary course of business, and (g) Contingent Obligations with respect to surety, appeal and performance bonds obtained by the Borrower or any its Subsidiaries. “Contingent Obligations” means any agreement, undertaking or arrangement by which the Borrower or any of its Subsidiaries assumes, guaranties, endorses, agrees to provide funding, or otherwise becomes or is contingently liable upon the obligation or liability of any other person, partnership, corporation, limited liability company or other.

         14.      Section 7.8, “Loans and Advances; Investments” of the Loan Agreement is hereby amended to recite in its entirety as follows:

7.8 Loans and Advances; Investments.

The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly make or own any Investment except: (a) bonds or other obligations of the United States of America, certificates of deposit issued by commercial banks, and commercial paper rated at least A-1 or P-1 and having a maturity of not more than one year; (b) loans or advances to employees of the Borrower, which loans and advances shall not in the aggregate exceed $100,000.00 outstanding at any time, (c) Investments in Subsidiaries, which Investments shall not exceed the amount of such Investments as of the date of execution of that certain Third Amendment to Second Amended and Restated Loan and Security Agreement, dated as of June 30, 2002, and (d) any other Investment not to exceed the aggregate amount of $20,000 outstanding at any time. “Investment” means any loan, advance, extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade), deposit account, contribution of capital or transfer of any assets to any other entity or any investment in, or purchase or other acquisition of, the stock, partnership interests, ownership interests in any limited liability company, notes, debentures, or other securities of any other entity made by the Borrower.

         15.      Section 7.10, “Acquisition of Capital Stock,” of the Loan Agreement is hereby amended to recite in its entirety as follows:

7.10 Acquisition of Capital Stock.

Within fifteen (15) days after any such redemption or acquisition, the Borrower shall provide written notice to Bank of any direct or indirect redemption or acquisition of any of its own capital stock, or of any warrants or any securities for its capital stock. Notwithstanding the foregoing, no such redemption or acquisition shall be made if, after giving effect to such redemption or acquisition, a Pending Default would exist under this Agreement.

         16.      Section 7.12, “Transactions with Affiliates,” of the Loan Agreement is hereby amended to recite in its entirety as follows:

7.12 Transactions with Affiliates.

The Borrower shall not, and shall not permit any of its Subsidiaries to, except as otherwise expressly permitted herein, directly or indirectly enter into or permit to exist any of the following: (i) make any investment in an Affiliate; (ii) transfer, sell, lease, assign or otherwise dispose of any asset to any Affiliate (other than the Borrower), (iii) merge into or consolidate with or purchase or acquire assets from any Affiliate; (iv) repay any Indebtedness to any Affiliate, except for intercompany Indebtedness incurred in the ordinary course of business; (v) pay any royalties or license fees to any Affiliate (other than the Borrower); (vi) pay any management or consulting fees to any Affiliate (other than the Borrower); (vii) other than transactions in favor of the Borrower, enter into any other transaction directly or indirectly with or for the benefit of any Affiliate (including, without limitation, guaranties and assumptions of obligations of any such Affiliate) except in each case for transactions (A) in the ordinary course of business and (B) either on a basis no less favorable to the Borrower or its Subsidiary as would be obtained in a comparable arm’s length transaction with a person, entity or corporation not an Affiliate, or in the case of compensation payable to any officer or director of the Borrower or its Subsidiary, in an amount approved by the Board of Directors of the Borrower or its Subsidiary. An “Affiliate” of a person shall mean any individual, partnership, corporation, or other entity which, directly or indirectly, is in control of, is controlled by, or is under common control with such person, or is a family member of any of the foregoing individuals related by birth or marriage. For the purposes of this definition, “control” of such entity shall mean the power, directly or indirectly, to vote 5% or more of the securities, units or other measures having ordinary voting power for the election of directors, management committees, or similar committees of such entity, or the power to direct or cause the direction of the management and policies of such entity, whether by contract or otherwise.

         17.      Section 7.13, “Book Net Worth,” Section 7.14, “Leverage Ratio,” Section 7.15, “Current Ratio,” Section 7.16, “Capital Expenditures,” and Section 7.17, “Operating Lease Rentals,” of the Loan Agreement are here by deleted in their entirety.

         18.      A new Section 7.13, “Tangible Net Worth,” is hereby added to the Loan Agreement and shall recite in its entirety as follows:

7.13 Tangible Net Worth.

The Borrower, on a consolidated basis, shall maintain at all times a Tangible Net Worth of not less than $85,000,000.

“Tangible Net Worth” means, at the time of each determination, shareholders’ equity, minus the sum of all of the following: (i) the excess of cost over the value of net assets of purchased businesses, rights, and other similar intangibles, (ii) organizational expenses, (iii) intangible assets (to the extent not reflected in the foregoing), (iv) goodwill, (v) deferred charges or deferred financing costs, (vi) loans or advances to and/or accounts or notes receivable from Affiliates, (vii) leasehold improvements, (viii) non-compete agreements, and (ix) any other asset not directly related to the operation of the business of the Borrower.

         19.      A new Section 7.14, “Liquidity Ratio,” is hereby added to the Loan Agreement and shall recite in its entirety as follows:

7.14 Liquidity Ratio.

The Borrower, on a consolidated basis, shall maintain at all times a ratio (the “Liquidity Ratio”) of (a) Liquidity to (b) the Committed Amount of not less than 1.25 to 1.00.

“Committed Amount” means, as of the date of determination, the maximum principal amount that may be advanced under the Loans.

“Liquidity” means, as of the date of determination, the sum of (i) the Borrower’s cash, plus (ii) Marketable Securities.

“Marketable Securities” means, as of the date of determination, the sum of the Borrower’s

(i) marketable direct obligations issued or unconditionally guaranteed by the United States government and backed by the full faith and credit of the United States government;

(ii) domestic and Eurodollar certificates of deposit and time deposits, bankers’ acceptances and floating rate certificates of deposit issued by any commercial bank organized under the laws of the United States, any state thereof, the District of Columbia, any foreign bank, or its branches or agencies (fully protected against currency fluctuations), which, at the time of acquisition, are rated A-l (or better) by Standard & Poor’s Corporation (or its successors) or P-l (or better) by Moody’s Investors Service, Inc. (or its successors);

(iii) commercial paper of United States and foreign banks and bank holding companies and their subsidiaries and United States and foreign finance,

commercial industrial or utility companies which, at the time of acquisition, are rated A-1 (or better) by Standard & Poor’s Corporation (or its successors) or P-l (or better) by Moody’s Investors Service, Inc. (or its successors);

(iv) marketable direct obligations of any State of the United States of America or any political subdivision of any such State given on the date of such investment the highest credit rating by Moody’s Investor Service, Inc. (or its successors) and Standard & Poor’s Corporation (or its successors); and

(v) money market funds organized under the laws of the United States or any state thereof that invests in any of the investments identified under clauses (i), (ii), (iii) and (iv) of this definition;

provided, that the maturities of any such obligations, certificates or instruments referred to in clauses (i) through (v) shall not exceed one hundred eighty (180) days.

         20.      Schedule 6.6, “Schedule of Litigation and Pending or Threatened Claims,” and Exhibits B and C to the Loan Agreement are hereby amended to recite in their entirety as set forth in Schedule 6.6, and in Exhibits B and C, respectively, to this Amendment.

         21.      Conditions of Effectiveness. This Amendment shall become effective as of June 30, 2002, upon satisfaction of all of the following conditions precedent:

                  (a)         The Bank shall have received two duly executed originals of this Amendment, a duly executed copy of the Fourth Amended and Restated Revolving Note, and such other certificates, instruments, documents, and agreements as may be required by the Bank, each of which shall be in form and substance satisfactory to the Bank and its counsel; and

                  (b)         The representations contained in the immediately following paragraph shall be true and accurate.

         22.      Representations. The Borrower represents and warrants that after giving effect to this Amendment (a) each and every one of the representations and warranties made by or on behalf of the Borrower in the Loan Agreement or the Loan Documents is true and correct in all respects on and as of the date hereof, except to the extent that any of such representations and warranties related, by the expressed terms thereof, solely to a date prior hereto; (b) the Borrower has duly and properly performed, complied with and observed each of its covenants, agreements and obligations contained in the Loan Agreement and Loan Documents; and (c) no event has occurred or is continuing, and no condition exists which would constitute an Event of Default or a Pending Default.

         23.      Amendment to Loan Agreement. (a) Upon the effectiveness of this Amendment, each reference in the Loan Agreement to “Second Amended and Restated Loan and Security Agreement,” “Loan and Security Agreement,” “Loan Agreement,” “Agreement,” the prefix “herein,” “hereof,” or words of similar import, and each reference in the Loan Documents to the Loan Agreement, shall mean and be a reference to the Loan Agreement as amended hereby. (b) Except as modified herein, all of the representations, warranties, terms, covenants and conditions of the Loan Agreement, the Loan Documents and all other agreements executed in connection therewith shall remain as written originally and in full force and effect in accordance with their respective terms, and nothing herein shall affect, modify, limit or impair any of the rights and powers which the Bank may have thereunder. The amendment set forth herein shall be limited precisely as provided for herein, and shall not be deemed to be a waiver of, amendment of, consent to or modification of any of the Bank’s rights under or of any other term or provisions of the Loan Agreement, any Loan Document, or other agreement executed in connection therewith, or of any term or provision of any other instrument referred to therein or herein or of any transaction or future action on the part of the Borrower which would require the consent of the Bank, including, without limitation, waivers of Events of Default which may exist after giving effect hereto. The Borrower ratifies and confirms each term, provision, condition and covenant set forth in the Loan Agreement and the Loan Documents and acknowledges that the agreement set forth therein continue to be legal, valid and binding agreements, and enforceable in accordance with their respective terms.

         24.      Authority. The Borrower hereby represents and warrants to the Bank that (a) the Borrower has legal power and authority to execute and deliver the within Amendment; (b) the officer executing the within Amendment on behalf of the Borrower has been duly authorized to execute and deliver the same and bind the Borrower with respect to the provisions provided for herein; (c) the execution and delivery hereof by the Borrower and the performance and observance by the Borrower of the provisions hereof do not violate or conflict with the articles of incorporation, regulations or by-laws of the Borrower or any law applicable to the Borrower or result in the breach of any provision of or constitute a default under any agreement, instrument or document binding upon or enforceable against the Borrower; and (d) this Amendment constitutes a valid and legally binding obligation upon the Borrower in every respect.

         25.      Counterparts. This Amendment may be executed in two or more counterparts, each of which, when so executed and delivered, shall be an original, but all of which together shall constitute one and the same document. Separate counterparts may be executed with the same effect as if all parties had executed the same counterparts.

         26.      Costs and Expenses. The Borrower agrees to pay on demand in accordance with the terms of the Loan Agreement all costs and expenses of the Bank in connection with the preparation, reproduction, execution and delivery of this Amendment and all other loan documents entered into in connection herewith, including the reasonable fees and out-of-pocket expenses of the Bank’s counsel with respect thereto.

         27.      Governing Law. This Amendment shall be governed by and construed in accordance with the law of the State of Ohio.

[The remainder of this page is intentionally left blank.]

         IN WITNESS WHEREOF, the Borrower and the Bank have hereunto set their hands as of the date first set forth above.

THE BORROWER:
PECO II, INC.
By:	/s/ JOHN C. MAAG

Its:	Chief Financial Officer/Treasurer

By:

Its:

THE BANK:
THE HUNTINGTON NATIONAL BANK
By:	/s/ Jeffrey Clawson

Its:	Assistant Vice President

SCHEDULE 6.6

Schedule of Litigation and Pending or Threatened Claims

Claim in the approximate amount of $3,000,000 against Borrower’s predecessor in interest, Thornton Communications, Inc., which claim is the subject of a proceeding in Civil Action No. 33383, Chancery Court for Washington County, Johnson City, Tennessee.

EXHIBIT A-1

THE HUNTINGTON NATIONAL BANK
Fourth Amended and Restated Revolving Note

City Office ______________________ Division __________________ Branch __________ ☒ Secured

Account No. _________________________________ Note No. _____________________ ☐ Unsecured

Account Name PECO II, Inc.

☒ Corporation                                   ☐ Partnership                                    ☐ Individual/Proprietorship

☐ Other ______________________________________________________________________________________

$10,000,000                                                    Galion, Ohio                                               As of June 30, 2002

                  FOR VALUE RECEIVED, the undersigned promises to pay to the order of THE HUNTINGTON NATIONAL BANK (hereinafter called the “Bank,” which term shall include any holder hereof) at such place as the Bank may designate or, in the absence of such designation, at any of the Bank’s offices, the sum of Ten Million Dollars ($10,000,000) or so much thereof as shall have been advanced by the Bank at any time and not thereafter repaid (hereinafter referred to as “Principal Sum”) together with interest as hereinafter provided and payable at the time and in the manner hereinafter provided. The proceeds of the loan evidenced hereby may be advanced, repaid and readvanced in partial amounts during the term of this revolving note (this “Note”) and prior to maturity. Each such advance shall be made to the undersigned upon receipt by the Bank of the undersigned’s application therefor and disbursement instructions, which shall be in such form as the Bank shall from time to time prescribe. The Bank shall be entitled to rely on any oral or telephonic communication requesting an advance and/or providing disbursement instructions hereunder, which shall be received by it in good faith from anyone reasonably believed by the Bank to be the undersigned, or the undersigned’s authorized agent. The undersigned agrees that all advances made by the Bank will be evidenced by entries made by the Bank into its electronic data processing system and/or internal memoranda maintained by the Bank. The undersigned further agrees that the sum or sums shown on the most recent printout from the Bank’s electronic data processing system and/or on such memoranda shall be rebuttably presumptive evidence of the amount of the Principal Sum and of the amount of any accrued interest.

         This Note is executed and the advances contemplated hereunder are to be made pursuant to a Second Amended and Restated Loan and Security Agreement by and between the undersigned and the Bank dated October 22, 1999 (as amended, restated, modified or otherwise supplemented from time to time, herein the “Loan Agreement”), to which reference is hereby made for a more complete statement of the terms and conditions contained therein. Terms defined in the Loan Agreement and not otherwise defined herein are used herein with the meanings ascribed to such terms in the Loan Agreement.

         This Note is given in substitution for, and replacement of, that certain Third Amended and Restated Revolving Note dated as of as of April 30, 2002, in the original principal sum of $20,000,000, and not as a novation thereof.

INTEREST

         Prior to maturity, interest will accrue on the unpaid balance of the Principal Sum at a variable rate of interest per annum, as selected by the undersigned in accordance with this Note (hereinafter called the “Contract Rate”), which shall change in the manner set forth below, equal to:

(1) the Prime Commercial Rate (as hereinafter defined) minus 0.50 percentage points (the “Prime Rate”); or

(2) 2.00 percentage points in excess of the Daily LIBOR (as hereinafter defined).

         Initially, interest shall accrue hereunder based upon the Daily LIBOR. The undersigned shall give the Bank written notice of each request to change the interest index from the Daily LIBOR to the Prime Commercial Rate, or vice versa, or to request disbursement of an advance with respect to which interest shall accrue at a rate calculated with reference to the Daily LIBOR, no later than three (3) Banking Days (as hereinafter defined) prior to the date of the proposed change or the requested date of disbursement, as the case may be. All such written notices shall be directed by the undersigned to the Bank’s officer who is handling the undersigned’s obligations on behalf of the Bank and must be received by the Bank at least three (3) Banking Days prior to the date of the change or the requested date of disbursement.

         Subject to any maximum or minimum interest rate limitation specified herein or by applicable law, the Contract Rate shall change automatically without notice to the undersigned immediately on each Banking Day with each change in the Prime Commercial Rate or in the Daily LIBOR or the Reserve Requirement, as applicable, with any change thereto effective as of the opening of business on the day of the change.

         If the obligation evidenced by this Note is not paid at maturity, whether maturity occurs by lapse of time, demand, acceleration or otherwise, the unpaid balance of the Principal Sum and any unpaid interest shall, thereafter until paid, bear interest at a rate equal to 2.00 percentage points in excess of the Contract Rate.

         As used herein, “Prime Commercial Rate” shall mean the rate established by the Bank from time to time based on its consideration of economic, money market, business and competitive factors, and it is not necessarily the Bank’s most favored rate.

         As used herein, “Daily LIBOR” shall mean the rate obtained by dividing: (1) actual or estimated per annum rate, or the arithmetic mean of the per annum rates, of interest for deposits in U.S. dollars for one (1) month periods, as offered and determined by the Bank in its sole discretion based upon information which appears on page LIBOR01, captioned British Bankers Assoc. Interest Settlement Rates, of the Reuters America Network, a service of Reuters America Inc. (or such other page that may replace that page on that service for the purpose of displaying London interbank offered rates; or, if such service ceases to be available, such other reasonably comparable money rate service as the Bank may select) or upon information obtained from any other reasonable procedure, on each date the Daily LIBOR is determined; by (2) a percentage (the “Reserve Requirement”) equal to one hundred percent minus the stated maximum rate (expressed as a percentage), if any, of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) that is specified on each date the Daily LIBOR is determined by the Board of Governors of the Federal Reserve System (or any successor agency thereto) for determining the maximum reserve requirement with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D of such Board) maintained by a member bank of such System, or any other regulations or any governmental authority having jurisdiction with respect thereto, all as conclusively determined by the Bank, absent manifest error, such sum to be rounded up, if necessary, to the nearest whole multiple of one-sixteenth of one percent (1/16 of 1.0%) per annum.

         As used herein, “Banking Day” shall mean any day other than a Saturday or a Sunday on which banks are open for business in Columbus, Ohio, and on which banks in London, England, settle payments.

         All interest shall be calculated on the basis of a 360 day year for the actual number of days the Principal Sum or any part thereof remains unpaid. There shall be no penalty for prepayment. The amount of any payment shall first be applied to the payment of any interest which is due.

         In the event that the Bank reasonably determines that by reason of (1) any change arising after the date of this Note affecting the interbank eurocurrency market or affecting the position of the Bank with respect to such market, adequate and fair means do not exist for ascertaining the applicable interest rates by reference to which the Daily LIBOR then being determined is to be fixed, (2) any change arising after the date of this Note in any applicable law or governmental rule, regulation or order (or any interpretation thereof, including the introduction of any new law or governmental rule, regulation or order), or (3) any other circumstance affecting the Bank or the interbank market (such as, but not limited to, official reserve requirements required by Regulation D of the Board of Governors of the Federal Reserve System), the Daily LIBOR plus the applicable spread shall not represent the effective pricing to the Bank of accruing interest based upon the Daily LIBOR, then, and in any such event, interest shall accrue hereunder as of the effective date of any such determination at a rate calculated with reference to the Prime Commercial Rate (as set forth above) and the ability of the undersigned to request that interest accrue hereunder based upon the Daily LIBOR shall be suspended until the Bank shall notify the undersigned that the circumstances causing such suspension no longer exist.

         In the event that on any date the Bank shall have reasonably determined that accruing interest hereunder based upon the Daily LIBOR has become unlawful by compliance by the Bank in good faith with any law, governmental rule, regulation or order, then, and in any such event, the Bank shall promptly give notice thereof to the undersigned. In such case, the ability of the undersigned to request that interest accrue hereunder based upon the Daily LIBOR shall be terminated and, when required by law, interest will accrue hereunder based upon the Prime Commercial Rate.

         If, due to (1) the introduction of or any change in or in the interpretation of any law or regulation, (2) the compliance with any guideline or request from any central bank or other public authority (whether or not having the force of law), or (3) the failure of the undersigned to pay any amount when required by the terms of this Note, there shall be any loss or increase in the cost to the Bank of accruing interest hereunder based upon the Daily LIBOR, if applicable, then the undersigned agree that the undersigned shall, from time to time, upon demand by the Bank, pay to the Bank additional amounts sufficient to compensate the Bank for such loss or increased cost. A certificate as to the amount of such loss or increase cost, submitted to the undersigned by the Bank, shall be conclusive evidence, absent manifest error, of the correctness of such amount.

MANNER OF PAYMENT

         The Principal Sum shall be due and payable on June 30, 2004, and at maturity, whether by demand, acceleration or otherwise. Accrued interest shall be due and payable monthly beginning on July 15, 2002, and continuing on the 15th day of each month thereafter, and at maturity, whether by demand, acceleration or otherwise.

LATE CHARGE

         Any installment or other payment not made within 10 days of the date such payment or installment is due shall be subject to a late charge equal to 5% of the amount of the installment or payment.

DEFAULT

         Upon the occurrence of any of the following events:

(a) the undersigned fails to make any payment of interest or of the Principal Sum on or before the date such payment is due;

(b) an “Event of Default” under the Loan Agreement shall have occurred;

then the Bank may, at its option, without notice or demand, accelerate the maturity of the obligations evidenced hereby, which obligations shall become immediately due and payable. In the event the Bank shall institute any action for the enforcement or collection of the obligations evidenced hereby, the undersigned agrees to pay all costs and expenses of such action, including reasonable attorneys’ fees, to the extent permitted by law.

GENERAL PROVISIONS

         The undersigned, and any indorser, surety, or guarantor, hereby severally waive presentment, notice of dishonor, protest, notice of protest, and diligence in bringing suit against any party hereto, and consent that, without discharging any of them, the time of payment may be extended an unlimited number of times before or after maturity without notice. The Bank shall not be required to pursue any party hereto, including any guarantor, or to exercise any rights against any collateral herefor before exercising any other such rights.

         No waiver of any term or condition of this Note shall be effective unless in writing and signed by the party giving or granting the waiver. No amendment of any term or condition of this Note shall be effective unless in writing and signed by the undersigned and the Bank. No failure or delay on the part of the Bank in exercising any right, power or privilege under this Note, related loan documents or law, nor any course of dealing, shall operate as a waiver of any such right, power or privilege or preclude any other or further exercise thereof or of any other right, power or privilege.

         The undersigned agrees that, to the extent that the undersigned makes a payment or payments to the Bank, or the Bank receives any proceeds of collateral security, which payment or payments or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to any of the undersigned, its estate, trustee, receiver or any other party, including without limitation any guarantor, under any bankruptcy or insolvency law, or under any other state or federal law, common law or equitable cause, then to the extent of such payment or repayment, the obligations under this Note, or the part thereof which has been paid, reduced or satisfied by such amount, shall be reinstated and continued in full force and effect as of the date such initial payment, reduction or satisfaction occurred.

         The obligations evidenced hereby may from time to time be evidenced by another note or notes given in substitution, renewal or extension hereof. Any security interest or mortgage which secures the obligations evidenced hereby shall remain in full force and effect notwithstanding any such substitution, renewal, or extension.

         The captions used herein are for references only and shall not be deemed a part of this Note. If any of the terms or provisions of this Note shall be deemed unenforceable, the enforceability of the remaining terms and provisions shall not be affected. This Note shall be governed by and construed in accordance with the law of the State of Ohio, without regard to the conflicts of law principles thereof.

WAIVER OF RIGHT TO TRIAL BY JURY

         THE UNDERSIGNED HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (1) ARISING UNDER THIS NOTE OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (2) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE UNDERSIGNED OR THE BANK WITH RESPECT TO THIS NOTE OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND THE UNDERSIGNED HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT THE UNDERSIGNED OR THE BANK MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE UNDERSIGNED TO THE WAIVER OF THE RIGHT OF THE UNDERSIGNED TO TRIAL BY JURY.

WARRANT OF ATTORNEY

         The undersigned authorizes any attorney at law to appear in any Court of Record in the State of Ohio or in any state or territory of the United States after the above indebtedness becomes due, whether by acceleration or otherwise, to waive the issuing and service of process, and to confess judgment against the undersigned in favor of the Bank for the amount then appearing due together with costs of suit, and thereupon to waive all errors and all rights of appeal and stays of execution.

WARNING-BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

PECO II, INC.
By:

Its:

By:

Its:

EXHIBIT B

SCHEDULE OF PERMITTED ENCUMBRANCES

With respect to the Borrower:

Secured Party	Description of Items	Maximum Amount of Obligation

General Electric Capital Corporation	Copiers and Computers	$ 20,000

First Federal Savings & Loan	Mortgage on 1376 State Route 529, Galion, Ohio	$ 1,000,000

Banc One Leasing Corporation	Leased Equipment

IBM Credit Corporation	Computer	$ 172,000

Strippit, Inc.	Specific Equipment

The Huntington Leasing Co.	Leased Equipment

With respect to Subsidiaries:

None

EXHIBIT C

SCHEDULE OF BUSINESS LOCATIONS

Owned Locations

1376 State Route 529
Galion, OH 44833
(Chief Executive Office)

7060 Huntley Road
Columbus, OH 43229

12 Simon Street
Nashua, NH 03060

11240 Petal Street
Dallas, TX 75238

401 South Airport Blvd.
Aurora, CO 80017

Leased Locations

(Pennsylvania Service)
8176 Presidents Drive
Harrisburg, PA 17111

(Atlanta)
1000 Cobb Place Blvd.
Suite 500-B
Kennesaw, GA 30144

(Pennsylvania Sales)
2812 Egypt Road
Audubon, PA 19403

(Texas)
1414 W. Randol Mill Road
Suite 121
Arlington, TX 76012

(Bristol)
434 Ash Street
Bristol, TN 37620

(California)
San Dimas Business Park
300 S. Walnut Street, Suite 401
San Dimas, CA 91773

(Wisconsin)
4811 S. 7th Street, Suite 415
Greenfield, WI 53129

(Bristol - Kansas Office)
525 North Murlen Road, Suite E
Olathe, KS 66062

(Dallas)
11227 Grader
Garland, TX